Webb & Company, P.A.
Certified Pubic Accountants



INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated January 14, 2005 relating to the financial statements of Bio-Detectors, Ltd.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


/s/ Webb & Comppany, P.A.
-------------------------
Webb & Company, P.A.

Boynton Beach, Florida
January 26, 2005








         1501 Corporate Drive, Suite 290 * Bounton Beach, FL  33426
                Telephone (561) 752-1721 * Fax (561) 734-8562
                                www.cpawebb.com